Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	617.725.6598
Fax:	888.385.0173
E-mail:	cduarte@onebeacon.com

MIKE MILLER APPOINTED CEO OF ONEBEACON

BOSTON (July 1, 2005) – OneBeacon Insurance Group, a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (NYSE: WTM), today announced that Mike Miller has been appointed President & CEO.  He replaces John Cavoores, who is leaving the company for personal reasons.  The change is effective immediately.

Ray Barrette, CEO of White Mountains and Chairman of OneBeacon said, “John Cavoores joined the White Mountains team in 2000 and was a major player in the subsequent turnaround of OneBeacon.  As OneBeacon’s CEO since 2003, he has successfully reinvented the company around dedicated teams of talented professionals focused on specialty and segmented lines and supported by a flexible corporate organization.  We wish him and his family happiness as he transitions away from his White Mountains-OneBeacon family and would hope to work with him again in the future. Further demonstrating his commitment, John recruited his old friend Mike Miller earlier this year as Chief Operating Officer and likely successor.”

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Barrette continued, “Mike Miller is able, willing and ready to assume the leadership of OneBeacon.  Mike is a consummate professional with a long track record of underwriting profits, sound business decisions and successful team building.  He has already demonstrated his grasp of the business challenges and his ability to get things done.  As CEO, he will continue to build on the specialty/segmented focus; guide the team through a softening market; and above all, continue to deliver value for shareholders.  We are delighted to welcome Mike as a senior partner on the White Mountains team.”

Miller came to OneBeacon with over 24 years of insurance experience. He spent his first 14 years at Chubb Specialty and the last ten years at St. Paul where he ran the specialty businesses.  Most recently he was co-chief operating officer at St. Paul Travelers.  He joined OneBeacon in April as Chief Operating Officer.

Headquartered in Boston, Massachusetts, OneBeacon Insurance Group offers a wide range of specialty, personal and commercial insurance products and services sold primarily through select independent agents. OneBeacon is one of the oldest property and casualty insurers in the United States, tracing its roots to 1831 and the Potomac Fire Insurance Company.  The Company’s specialty businesses provide customized coverages to certain niche markets including ocean marine, professional liability and agribusiness, among others. OneBeacon serves personal insurance customers and small-to-midsized businesses through a variety of highly segmented products.

OneBeacon Insurance Group is wholly owned by White Mountains Insurance Group, Ltd. of Hamilton, Bermuda. White Mountains’ principal businesses are conducted

Miller Appointed CEO – page 3

through its subsidiaries and affiliates in the business of property-casualty insurance and reinsurance. The company is publicly traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of its business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its  clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  loss reserves established subsequently proving to have been inadequate; and

•                  other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.